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                         Shurgard Storage Centers, Inc.
                 Exhibit (21.1) - Subsidiaries of the Registrant


           (i)   SSC Property Holdings, Inc.;
           (ii)  SSC Benelux Inc.; and
           (iii) SSC Evergreen Inc.